Exhibit 99.1

AMENDMENT NO. 2 TO LICENSE AGREEMENT
This Amendment No. 2 to the License Agreement (“Amendment 2”) effective as of January 1, 2009 (“Amendment Effective Date”) by and among, on the one hand, DreamWorks Animation LLC, a Delaware limited liability company (“DWA”), and, on the other hand, DW II Management, Inc., a Delaware corporation (“Spielberg Entity”), and Steven Spielberg, an individual (“Spielberg”), and is made with reference to the following facts.

A.
DWA, Spielberg Entity and Spielberg have entered into that certain License Agreement with an effective date of January 1, 2009, as amended by that certain Amendment No. 1 to License Agreement with an effective date of January 1, 2009 (the “Amendment 1”; and collectively referred to as the “License Agreement”), pursuant to which DWA has granted to Spielberg Entity certain rights with respect to Licensed Marks (as defined in the License Agreement), including the right to grant a sublicense to Holding Company (as defined in the License Agreement).

B.
The parties now wish to amend further the License Agreement to incorporate a mechanism by which DWA has the right, but not the obligation, to approve certain exceptions to the limited permitted uses of the Licensed Marks under the terms of the License Agreement on a case-by-case basis in DWA's sole and absolute discretion.

THEREFORE, the parties hereby agree as follows:

1.	DEFINITIONS. Capitalized terms used and not otherwise defined in this Amendment 2 have the meanings ascribed to them in the License Agreement.

2.	MODIFICATIONS.

2.1
The fifth sentence of Paragraph 2(a) of the License Agreement is hereby deleted in its entirety and replaced with the following: “The use of the Licensed Marks in connection with words other than “Studios,” “Studio,” “Pictures,” “Films,” or “Television” by Spielberg Entity or Holding Company, or in connection with any Live Stage Performances, shall require DWA's prior written consent, on a case-by-case basis in DWA's sole and absolute discretion.”

2.2
The phrase “), unless otherwise consented to beforehand, in writing, on a case-by-case basis by DWA in DWA's sole and absolute discretion” is hereby inserted at the end of Paragraph 2(d)(ii) of the License Agreement.

2.3
The phrase “, unless otherwise consented to beforehand, in writing, on a case-by-case basis by DWA in DWA's sole and absolute discretion” is hereby inserted at the end of the eleventh line of Paragraph 2(d)(i) of the License Agreement after “(collectively “Interactive/Persistent Online Games”)”.

2.4
The phrase “, unless otherwise consented to beforehand, in writing, on a case-by-case basis by DWA in DWA's sole and absolute discretion” is hereby inserted at the end of the first sentence of Paragraph 6(f) of the License Agreement.

2.5
The phrase “; and (v) Disney Marks and Licensed Marks (as otherwise permitted under this License Agreement) together on other materials consented to beforehand, in writing, on a case-by-case basis by DWA in DWA's sole and absolute discretion” is hereby inserted at the end of the second sentence of Paragraph 6(f) of the License Agreement.

2.6	The phrase “or on any other television channel or movie theater(s), which such channel or movie theater is consented to beforehand, in writing, on a case-by-case basis by DWA in DWA's sole and absolute discretion, as otherwise permitted by this License Agreement” is hereby inserted at the end of the last sentence of Paragraph 6(g) of the License Agreement.

3.
NO OTHER AMENDMENTS; ENTIRE AGREEMENT. Except as expressly provided in this Amendment 2, the License Agreement remains in full force and effect. This Amendment 2 together with the License Agreement, constitutes the entire agreement of the parties with respect to the subject matter hereof. In the event of any conflict between this Amendment 2 and the License Agreement, this Amendment 2 shall prevail.

WHEREFORE, the parties have executed this Amendment 2 by the signature below of their duly-authorized representatives.

DW II MANAGEMENT, INC.                DREAMWORKS ANIMATION LLC

By:    /s/Chris Floyd                    By:    /s/Andrew Chang

Name:    Chris Floyd                    Name:    Andrew Chang

Position:     Executive Vice President                Position: Secretary

STEVEN SPIELBERG

_/s/Steven Spielberg______________